UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant: ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

 BRAINSTORM CELL THERAPEUTICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BRAINSTORM CELL THERAPEUTICS INC.
1325 AVENUE OF AMERICAS, 28TH FLOOR
NEW YORK, NY 10019
(201) 488-0460

EXPLANATORY NOTE

On November 8, 2023, Brainstorm Cell Therapeutics Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission its Definitive Proxy Statement on Schedule 14A for its Annual Meeting of Stockholders (the “Proxy Statement”) to be held on December 18, 2023. This supplement to the Proxy Statement is being filed solely to correct certain clerical errors in the Proxy Statement as follows:

•	(i) In the beneficial ownership table under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 6 of the Proxy Statement, the number and percentage of the outstanding shares of common stock, $0.00005 par value per share of the Company beneficially owned by all the current directors and executive officers as a group were inadvertently disclosed as 2,972,036 and 5.45%, respectively, which should be corrected to 3,746,034 and 7.57%, respectively. Such row in the beneficial ownership table, as revised to incorporate the corrections described above, is presented below. All other reported information in the other rows of the beneficial ownership table and the footnotes thereto were correct as filed.

All current directors and executive officers as a group (11 persons)	3,746,034	7.57%

•	(ii) In the first paragraph under the heading “Audit Committee Report” on page 30 of the Proxy Statement, (a) the Company’s audited financial statements that had been reviewed and discussed by the Audit Committee of the Board with the Company’s management were inadvertently referred to as “the Company’s audited financial statements for the fiscal year ended December 31, 2021”, which should be corrected to “the Company’s audited financial statements for the fiscal year ended December 31, 2022”, and (b) the PCAOB Auditing Standard pursuant which the Audit Committee had discussed certain matters with Deloitte was inadvertently referred to as “Statement on Auditing Standards No. 61, as amended”, which should be corrected to “PCAOB Auditing Standard No. 1301.” The first paragraph under the heading “Audit Committee Report”, as revised to incorporate the corrections described above, is presented below. All other reported information in the other paragraphs under the heading “Audit Committee Report” were correct as filed.

“The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2022 with the Company’s management. The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standard No. 1301. The Audit Committee has discussed with Deloitte its independence and has received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining Deloitte’s independence. Based on such reviews and discussions, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.”

Except as specifically revised by the information contained herein, this supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. In addition, this supplement does not reflect events occurring after the date of the Proxy Statement or modify or update such disclosure that may have been affected by subsequent events. YOU SHOULD READ THIS SUPPLEMENT IN CONJUNCTION WITH THE PROXY STATEMENT AND, FROM AND AFTER THE DATE OF THIS SUPPLEMENT, ANY REFERENCES TO THE “PROXY STATEMENT” SHALL BE DEEMED TO INCLUDE THE PROXY STATEMENT AS SUPPLEMENTED HEREBY.